UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following is the text of a press release issued by Blockbuster Inc. on May 21, 2010.

Blockbuster Adds Cable and Entertainment Leader Kathleen Dore

to Slate of Board Nominees

Industry Innovator Grew Bravo’s Subscriber Base to 68 Million

DALLAS, May 21, 2010 /PRNewswire via COMTEX/ – Blockbuster Inc. (NYSE: BBI, BBI.B), a leading global provider of media entertainment, today announced that its Board of Directors has nominated Kathleen Dore for election to the Blockbuster Board of Directors at the Company’s 2010 Annual Stockholders’ Meeting, scheduled to occur on June 24, 2010 in Dallas, Texas. Dore has been nominated to fill the seat to be vacated by James Crystal, who has announced that he will not stand for re-election at the meeting.

“We are delighted to nominate Kathleen to the Blockbuster Board of Directors and believe her leadership experience in the media and entertainment industry will support the transformation of Blockbuster into the leading multi-channel provider of media entertainment,” said James W. Keyes, Chairman and Chief Executive Officer. “Kathleen has a proven history of developing effective strategic partnerships and she has demonstrated success in building profitable subscriber bases.”

Dore is a veteran cable television executive with over three decades of media and entertainment industry leadership experience. She most recently served as President, Broadcasting, at Canwest Media, Inc., a Canadian media company with a portfolio of world-class brands spanning across multiple media platforms.

Prior to joining Canwest, Dore served in various roles at New York-based Rainbow Media, including President, Entertainment Services, for cable networks AMC (American Movie Classics), IFC (Independent Film Channel) and WE (Women’s Entertainment). Dore also was responsible for the growth and expansion of Bravo, growing its subscriber base from 500,000 to 68 million during her tenure as President from 1996 until 2002. She currently serves as Senior Advisor to Proteus International, Inc., a management consulting firm specializing in organizational vision, strategy and leadership. Dore currently serves on the board of Canadian Film Center, University of Iowa Foundation, and Tippie College of Business, University of Iowa.

As previously reported, Blockbuster also nominated Jay Fitzsimmons for election to the Board to fill the seat to be vacated by Robert Bowman, who will not stand for re-election. From 1994 to 2007, Fitzsimmons served in senior financial roles with Wal-Mart Stores, Inc., including Senior Vice President, Finance and Treasurer, where he managed strategic planning, the Board of Directors Finance Committee, financial operations and corporate mergers and acquisitions. During Fitzsimmons’ tenure with Wal-Mart Stores, the company became the world’s largest retailer and an unparalleled leader in supply chain efficiency.

Fitzsimmons also served as Chief Financial Officer for Wendy’s International, Inc., bringing extensive experience with another multi-billion dollar company and a broad store base to Blockbuster. In addition, Fitzsimmons has impressive corporate director credentials, having previously served as a member of the board and audit committee of the Federal Reserve Board of St. Louis and currently serving as a board and audit committee Member of Mexican Restaurants Inc. and an advisory board member of The University of Chicago’s Graduate School of Business.

“Jay’s retail and financial experience for the world’s largest retailer make him an ideal candidate to join our Board,” said Keyes. “Blockbuster will benefit from his financial acumen and his expertise in organizational efficiency.”

In announcing his decision to not stand for re-election, Jim Crystal said “I would like to thank the Board and management of Blockbuster for their support during my tenure on the Board. I wish my colleagues on the Board and the management all the best in continuing to build a leading and innovative company at Blockbuster. My departure from the Board will coincide with the nomination of two new Board candidates who will bring considerable industry experience and strength to the company’s leadership team.”

“On behalf of Blockbuster, our Board of Directors and key stakeholders, I deeply appreciate the dedicated service that Jim has provided as a director,” said Keyes. “He is one of the world’s most talented and seasoned risk management professionals and has been instrumental in advising Blockbuster through our transformation.”

“Moving forward, we are confident that with the addition of Kathleen and Jay to the team of directors we have already assembled, we will have the right skill set at the Board level to lead Blockbuster through this critical period,” Keyes concluded.

About Blockbuster Inc.

Blockbuster Inc. is a leading global provider of rental and retail movie and game entertainment. The company provides customers with convenient access to media entertainment anywhere, any way they want it—whether in-store, by-mail, through vending kiosks or digitally to their homes and mobile devices. With a highly recognized brand and a library of more than 125,000 movie and game titles, Blockbuster leverages its multichannel presence to serve nearly 47 million global customers annually. The company may be accessed worldwide at www.blockbuster.com.

Company Statement

Stockholders are urged to read Blockbuster’s definitive proxy statement because it contains important information regarding Blockbuster’s annual meeting of stockholders to be held on June 24, 2010. Stockholders and other interested parties may obtain, free of charge, copies of the proxy statement, and any other documents filed by Blockbuster with the SEC, at the SEC’s Internet website at www.sec.gov. The proxy statement and these other documents may also be obtained free of charge by contacting Morrow & Co., Inc., the firm assisting Blockbuster in the solicitation of proxies, toll-free at 1-800-607-0088.

Blockbuster and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from Blockbuster’s stockholders in respect of the 2010 annual meeting of stockholders. Information regarding the interests of such persons, including such persons’ beneficial ownership of Blockbuster common stock is set forth in Blockbuster’s definitive proxy statement, filed with the SEC on May 21, 2010, with respect to the 2010 annual meeting of stockholders.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may also be included from time to time in our other public filings, press releases, our website and oral and written presentations by management. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “predicts,” “targets,” “seeks,” “could,” “intends,” “foresees” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our strategies, initiatives, objectives, plans or goals are forward-looking. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. The risk factors set forth under “Item 1A. Risk Factors” in our Annual Reports on Form 10-K and other matters discussed from time to time in our filings with the Securities and Exchange Commission, including the “Disclosure Regarding Forward-Looking Information” and “Risk Factors” sections of our Quarterly Reports on Form 10-Q, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements. In the event that the risks disclosed in our public filings cause results to differ materially from those expressed in our forward-looking statements, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. Accordingly, our investors are cautioned not to place undue reliance on these forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, the forward-looking statements included in this release and those included from time to time in our other public filings, press releases, our website and oral and written presentations by management are only made as of the respective dates thereof. Except as otherwise required by law, we undertake no obligation to update publicly any forward-looking statement in this release or in other documents, our website or oral statements for any reason, even if new information becomes available or other events occur in the future.